Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-________) and related Prospectus of Argan, Inc. for the registration of 954,032 shares of its common stock and to the incorporation by reference therein of our report dated April 2, 2004, with respect to the consolidated financial statements of Argan, Inc. included in its Annual Report (Form 10-KSB) for the year ended January 31, 2004, filed with the Securities and Exchange Commission.


                                           /s/
                                           ---------------------------------
                                           Ernst & Young LLP

McLean, Virginia

February 25, 2005